Exhibit 99.1


                          ASSET PURCHASE AGREEMENT

                         DATED AS OF APRIL 15, 1998

                                BY AND AMONG

                              PRT GROUP INC.,

                                  ("PRT")

          INSTITUTE FOR SOFTWARE PROCESS IMPROVEMENT, INC.,
                      A WHOLLY-OWNED SUBSIDIARY OF PRT
                                 ("BUYER")

                             TIMOTHY C. KASSE,

                             JEFFERY R. PERDUE

                                    AND

          INSTITUTE FOR SOFTWARE PROCESS IMPROVEMENT, INC.,
                                 ("SELLER")





                             TABLE OF CONTENTS

ARTICLE I               PURCHASE AND SALE OF ASSETS.................1

     Section 1.1        Purchase and Sale...........................1
     Section 1.2        Closing.....................................2
     Section 1.3        Deliveries at the Closing...................3
     Section 1.4        Purchase Price Adjustment...................3

ARTICLE II              RELATED MATTERS.............................5

     Section 2.1        Books and Records of Seller.................5
     Section 2.2        Allocation of Purchase Price/Tax Filings....6
     Section 2.3        Assignment of Contracts, Rights, Etc........6

ARTICLE III             REPRESENTATIONS AND WARRANTIES OF SELLER
                        AND THE SELLER SHAREHOLDERS.................7

      Section 3.1       Organization................................7
      Section 3.2       Authorization...............................7
      Section 3.3       Consents and Approvals; No Violations.......8
      Section 3.4       Financial Statements........................9
      Section 3.5       Absence of Material Adverse Effect..........9
      Section 3.6       Title, Ownership and Related Matters.......10
      Section 3.7       Intellectual Property......................10
      Section 3.8       Litigation.................................12
      Section 3.9       Compliance with Applicable Law.............12
      Section 3.10      Certain Contracts and Arrangements.........13
      Section 3.11      Employee Benefit Plans; ERISA..............13
      Section 3.12      Certain Fees...............................15
      Section 3.13      Environmental Protection...................15
      Section 3.14      Absence of Undisclosed Liabilities.........16
      Section 3.15      Employees and Independent
                          Contractors..............................16
      Section 3.16      Related Party Transactions.................16
      Section 3.17      Customers and Suppliers....................17
      Section 3.18      Taxes......................................17
      Section 3.19      Receivables................................19
      Section 3.20      Disclosure.................................19
      Section 3.21      Insurance..................................20
      Section 3.22      Bank Accounts..............................20
      Section 3.23      Warranties.................................20
      Section 3.24      Proprietary Information of Third
                          Parties..................................21

ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF
                        PRT AND BUYER..............................22

      Section 4.1       Organization and Authority of PRT
                           and Buyer...............................22
      Section 4.2       Consents and Approvals; No Violations......22
      Section 4.3       Litigation.................................23
      Section 4.4       Availability of Funds......................23
      Section 4.5       Certain Fees...............................23

ARTICLE V               COVENANTS..................................24

      Section 5.1       Conduct of the Business....................24
      Section 5.2       Access to Information......................25
      Section 5.3       Consents; Assignment of Certain
                          Contracts................................26
      Section 5.4       Commercially Reasonable Efforts............26
      Section 5.5       Covenant to Satisfy Conditions.............27
      Section 5.6       Covenant to Purchase Shares................27
      Section 5.7       Employees; Employee Benefits...............27
      Section 5.8       Supplemental Disclosure....................29
      Section 5.9       Covenant Not to Compete....................30
      Section 5.10      Nondisclosure..............................31
      Section 5.11      Trademark Registrations, Corporate
                          Names....................................32
      Section 5.12      Certain Tax Matters........................32

ARTICLE VI              CONDITIONS TO OBLIGATIONS OF THE
                        PARTIES....................................35

      Section 6.1       Conditions to Each Party's
                        Obligation.................................35
      Section 6.2       Conditions to Obligations of Seller........36
      Section 6.3       Conditions to Obligations of Buyer.........36

ARTICLE VII             ASSUMPTION OF CERTAIN LIABILITIES AND
                        OBLIGATIONS................................37

      Section 7.1       Assumed Liabilities........................37
      Section 7.2       Non-Assumed Liabilities....................38

ARTICLE VIII            TERMINATION; AMENDMENT; WAIVER.............39

      Section 8.1       Termination................................39
      Section 8.2       Procedure and Effect of Termination........40
      Section 8.3       Amendment, Modification and Waiver.........41

ARTICLE IX              SURVIVAL OF REPRESENTATIONS;
                        INDEMNIFICATION............................41

      Section 9.1       Survival of Representations, Warranties
                          and Agreements...........................41
      Section 9.2       Seller's Agreement to Indemnify............42
      Section 9.3       PRT and Buyer's Agreement to Indemnify.....43
      Section 9.4       Third Party Indemnification................44
      Section 9.5       Indemnification Funds......................45

ARTICLE X               MISCELLANEOUS..............................46

      Section 10.1      Fees and Expenses..........................46
      Section 10.2      Further Assurances.........................46
      Section 10.3      Notices....................................47
      Section 10.4      Severability...............................48
      Section 10.5      Binding Effect; Assignment.................48
      Section 10.6      No Third Party Beneficiaries...............49
      Section 10.7      Interpretation.............................49
      Section 10.8      Jurisdiction and Consent to Service........50
      Section 10.9      Entire Agreement...........................50
      Section 10.10     Governing Law..............................50
      Section 10.11     Specific Performance.......................50
      Section 10.12     Counterparts...............................51
      Section 10.13     Waivers....................................51
      Section 10.14     Bulk Sales Laws............................51


                           INDEX OF DEFINED TERMS

Defined Term                                                    Section

Acquisition Proposal..............................................5.1
Adjustment Amount.................................................1.4
Affected Employees and Independent
      Contractors.................................................5.8
Affiliate........................................................10.7
Agreement....................................................Preamble
Assets............................................................1.1
Allocation........................................................2.2
Assigned Contracts................................................5.3
Assumed Liabilities...............................................7.1
Audits...........................................................3.18
Bulk Sales......................................................10.14
Business..........................................................1.1
Buyer........................................................Preamble
Buyer Damages.....................................................9.2
Buyer Indemnitees.................................................9.2
Cases.............................................................3.8
Claim.............................................................9.4
Code..............................................................2.2
Confidentiality Agreement.........................................5.2
Closing...........................................................1.2
Closing Date......................................................1.2
Final Closing Payment.............................................1.4
Disclosure Schedule...............................................1.1
Employee Plan....................................................3.11
Employment Agreements.............................................6.2
Environmental Laws...............................................3.13
Environmental Permits............................................3.13
ERISA............................................................3.11
ERISA Affiliate..................................................3.11
Escrow Agent......................................................1.1
Escrow Agreement..................................................1.1
Escrow Amount.....................................................1.1
Excluded Assets...................................................1.1
Excluded Liabilities..............................................7.2
Indemnity Period..................................................9.1
Instrument of Transfer............................................1.1
Intellectual Property.............................................3.7
Intellectual Property Rights......................................3.7
IRS...............................................................2.2
Knowledge........................................................10.7
Lease.............................................................3.6
Legal Requirement.................................................3.9


                           INDEX OF DEFINED TERMS

Defined Term                                                    Section

License Agreement.................................................3.7
License Agreement Rights..........................................3.7
Liens.............................................................3.3
Material Adverse Effect...........................................3.1
PBGC.............................................................3.11
Person...........................................................10.7
Plans............................................................3.11
Pre-Closing Period...............................................5.12
Projections......................................................3.20
PRT..........................................................Preamble
Purchase Price....................................................1.1
Purchased Shares..................................................5.8
Regulations.......................................................2.2
Related Parties..................................................3.16
Security Interest.................................................3.6
Seller.......................................................Preamble
Seller Damages....................................................9.3
Seller Financial Statements.......................................3.4
Seller Indemnitees................................................9.3
Seller Shareholders..........................................Preamble
Shareholder Notes.................................................1.4
Single Employer..................................................3.11
Straddle Period..................................................5.12
Tangible Net Worth................................................1.4
Tax..............................................................3.18
Tax Claim........................................................5.12
Taxes............................................................3.18
Tax Indemnified Party............................................5.12
Tax Indemnifying Party...........................................5.12
Tax Return.......................................................3.18
Transfer Taxes...................................................5.12
Unadjusted Closing Payment........................................1.1



                          ASSET PURCHASE AGREEMENT

               This ASSET PURCHASE AGREEMENT ("Agreement"), dated as of April 15, 1998, is made by and among PRT Group Inc., a Delaware corporation ("PRT"), Institute for Software Process Improvement, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of PRT ("Buyer"),Institute for Software Process Improvement, Inc., a Pennsylvania corporation ("Seller") and Timothy C. Kasse and Jeffery R. Perdue (the "Seller Shareholders").

            Buyer desires to purchase certain assets of Seller, and Seller desires to sell such assets to Buyer, on the terms and conditions hereinafter set forth.

            Accordingly, in consideration of the premises and of the respective covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                 ARTICLE I

                        PURCHASE AND SALE OF ASSETS

            Section 1.1  Purchase and Sale.  On the terms and
subject to the conditions set forth in this Agreement

            (a) Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of the accounts receivable, inventory, intellectual property and other assets, as set forth in Section 1.1(b)(i) hereof, of Seller for an aggregate unadjusted purchase price of $2,500,000, as set forth in
Section 1.1(b)(ii) hereof, subject to adjustment as provided in Section 1.4 hereof (the "Purchase Price"); and

            (b) at the Closing referred to in Section 1.2 hereof:

                              (i) Seller shall sell, assign, transfer and deliver to Buyer the assets, business, cash, accounts receivable, intellectual property including Intellectual Property Rights and License Agreement Rights (as each is defined in Section 3.7(a) hereof), contracts and rights owned by Seller of every kind and nature, tangible and intangible, wherever located and whether or not on the books of Seller, as set forth on the instrument of transfer (the "Instrument of Transfer") in the form attached hereto as Exhibit A and made a part hereof, all as shall exist as of the Closing Date referred to in Section 1.2 hereof (collectively, the "Assets", and the software development process evaluation and certification business carried on using the Assets, the "Business"); provided, that the Assets shall not include any assets specifically described on
      Section 1.1 of the Disclosure Schedule being delivered by Seller to Buyer herewith (the "Disclosure Schedule") as excluded assets (the "Excluded Assets"); and

                              (ii) PRT shall cause Buyer to accept and purchase the Assets and the Business from Seller and in payment therefor PRT shall, or PRT shall cause Buyer to,

                        (A) assume the liabilities and obligations of
            Seller specified in Section 7.1 hereof; and

                        (B) deliver to Seller an amount equal to
            $2,100,000, as adjusted pursuant to Section 1.4 hereof, to be paid in cash by wire transfer to a bank account designated by Seller upon three days' prior written notice to Buyer or by certified or official bank check in federal or other immediately available funds at the Closing; (the amount being so delivered to the Seller under this clause (B) being referred to herein as the "Unadjusted Closing Payment"); and

                        (C) deliver to the escrow agent (the "Escrow
            Agent") named in the escrow agreement (the "Escrow Agreement") attached hereto as Exhibit B an amount equal to $400,000 (the "Escrow Amount") to be paid in cash by wire transfer to a bank account designated by the Escrow Agent upon three days' prior written notice to Buyer and which shall be disbursed as set forth in the Escrow Agreement. All fees of the Escrow Agent shall be borne by the Buyer and all interest or other earnings accrued on the Escrow Amount shall be the property of the Seller.

            Section 1.2 Closing. Subject to the conditions set forth in this Agreement, the purchase and sale of the Assets and the Business and the other transactions pursuant to Section 1.1 of this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York at 10 a.m. on (a) April 15, 1998 subject to the satisfaction (or, if permissible, waiver) of the conditions set forth in Article VI hereof, or (b) such other date, time and place which is agreed to by Buyer and Seller. The date on which the Closing is to occur is herein referred to as the "Closing Date" and the Closing shall be deemed to be effective as of the opening of business on the Closing Date.

            Section 1.3 Deliveries at the Closing. Subject to the conditions set forth in this Agreement, at the Closing:

                  (a)  Seller shall deliver to Buyer:

                              (i)   the Instrument of Transfer;

                              (ii) any other documents that are necessary to transfer to Buyer good title to all the Assets, including, without limiting the foregoing, assignments of leases (together with landlord's consents, if required by the respective lease, and estoppels, if Seller is entitled to obtain an estoppel from the landlord under the terms of the applicable lease, each in a form as is required under such lease) constituting a part of the Assets; and

                              (iii) all opinions, certificates,
      undertakings and other instruments and documents required to be delivered by Seller at or prior to the Closing or otherwise required in connection herewith.

                  (b)   PRT or Buyer shall deliver and pay,
or cause to be delivered or paid, to Seller:

                              (i) the Unadjusted Closing Payment (as
      defined in Section 1.4 hereof); (ii) the Undertaking, a form of which is attached hereto as Exhibit C, pursuant to which Buyer shall assume certain liabilities of Seller as set forth in Section 7.1 hereof; and

                              (ii) the Undertaking, a form of which is attached hereto as Exhibit C, pursuant to which Buyer shall assume certain liabilities of Seller as set forth in Section 7.1 hereof; and

                              (iii) all opinions, certificates,
      undertakings and other instruments and documents required to be delivered by Buyer at or prior to the Closing or otherwise required in connection herewith.

            Section 1.4  Purchase Price Adjustment.

      (a) On the Closing Date, Seller shall determine the Tangible Net Worth (as defined herein) of the Business as of March 31, 1998. Buyer shall review Seller's determination of the Tangible Net Worth as of March 31, 1998 on or prior to May 1, 1998 and the parties shall make an adjustment to the Unadjusted Closing Payment (the "Adjustment Amount") as follows:

                        (i) if the actual amount of the Tangible Net Worth on the Closing Date is greater than $0 the Unadjusted Closing Payment shall be increased, dollar for dollar, by the amount of such difference; or

                        (ii) if the actual amount of the Tangible Net Worth on the Closing Date is less than $0 the Unadjusted Closing Payment shall be decreased, dollar for dollar, by the amount of such difference;

                        (iii) if the actual amount of the Tangible Net Worth on the Closing Date is equal to $0 the Unadjusted Closing Payment shall not be increased or decreased and, in each case, the Unadjusted Closing Payment as so adjusted shall be the "Final Closing Payment."

                  (b) The term "Tangible Net Worth" as used herein shall be equal to the difference between (i) the sum of Seller's cash; accounts receivable; property, plant and equipment net of depreciation and amortization; and other current assets, including, without limitation, accrued revenue from work in process, and (ii) the sum of Seller's accounts payable; accrued salary and wages; accrued sales and other tax liabilities; bank revolver and term loans (excluding notes payable to the Selling Shareholders (the "Shareholder Notes") and any fees payable to Kirkpatrick & Lockhart LLP); and equipment leases payable, in each case as of the March 31, 1998. Calculation of Net Tangible Worth shall take into account any reserves, including, without limitation, reserves for uncollectible accounts receivable. The actual Tangible Net Worth shall be determined conclusively by agreement of Seller and PRT prior to the Closing Date.

                  (c) The Tangible Net Worth as of March 31, 1998 shall be determined by Seller and reviewed by Buyer and/or Buyer's independent certified public accountants, in accordance with Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants and in the same manner as appears on the Seller
Financial Statements previously supplied by Seller to Buyer. Seller has reviewed and discussed with Buyer the accounting methods employed in calculating the Tangible Net Worth and Buyer agrees that such methods are appropriate under the circumstances. To the extent that there is any difference (positive or negative), in the aggregate, in the calculation of Tangible Net Worth as determined by each party, (x) if the amount of such difference is less than $25,000, the Tangible Net Worth shall be deemed to be the mean of the amounts calculated by the parties, (y) if the amount of such difference is greater than $25,000, the parties shall attempt to resolve such difference and, failing to reach such a resolution, a certified public accountant with whom neither of the parties have had business dealings in the last five years shall be jointly appointed by the parties within five (5) business days to resolve any such difference within thirty (30) days after appointment; any such resolution shall be final and binding on the parties hereto. The cost of retaining any such certified public accountant to resolve any such difference shall be borne exclusively by Buyer. Any Adjustment Amount required under this Section 1.4 shall be paid promptly upon final determination of the Tangible Net Worth of the Business as of March 31, 1998, plus simple interest accruing on such Adjustment Amount from the Closing Date at the prime rate of interest at The Chase Manhattan Bank as of the Closing Date.

                                 ARTICLE II

                              RELATED MATTERS

            Section 2.1 Books and Records of Seller. Seller agrees to make available to Buyer prior to the Closing, as requested by Buyer, all books and records of Seller (including, but not limited to, contracts, orders, correspondence, memoranda, books of account, personnel and payroll records and the like) and copies, as requested by Buyer, of any income tax forms or Tax Returns, and all materials related or relating thereto. Any books, records, forms and returns of Seller which are not delivered to Buyer hereunder will be preserved by Seller for a period of at least six (6) years following the Closing and Seller will permit Buyer and its authorized representatives to have reasonable access to, and examine and make copies of, all such books, records, forms and returns as reasonably requested by Buyer. All books, records, forms and returns delivered by Seller to Buyer will be preserved by Buyer for a period of at least six (6) years following the Closing and Buyer will permit Seller and its authorized representatives to have reasonable access to, and examine and make copies of, all such books, records, forms and returns as reasonably requested by Seller.

            Section 2.2 Allocation of Purchase Price/Tax Filings. The Purchase Price (including the liabilities expressly assumed by Buyer under this Agreement) shall be allocated among the Assets as set forth in Exhibit D hereto (the "Allocation") in the manner required on Internal Revenue Service ("IRS") Form 8594 in compliance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. Any post-Closing adjustment to (the "Regulations") the Purchase Price shall be reflected proportionately in the final allocation of the Purchase Price among the Assets in a manner consistent with Section 1060 of the Code and the Regulations thereunder. Buyer and Seller shall (i) timely file all forms and tax returns required to be filed in connection with the Allocation, (ii) be bound by the Allocation for purposes of determining taxes, (iii) prepare and file, and cause its affiliates to prepare and file, its tax returns on a basis consistent with the Allocation and (iv) take no position, and cause its affiliates to take no position, inconsistent with the Allocation on any applicable tax return, in any proceeding before any taxing authority, in any report made for financial accounting purposes, or otherwise. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto concerning resolution of the dispute. Buyer agrees to permit Seller or the Seller Shareholders to have reasonable access to any records required in order for the Seller Shareholders or the Seller Shareholders to prepare any tax returns or forms to be filed by Seller or the Seller Shareholders after the Closing.

            Section 2.3 Assignment of Contracts, Rights, Etc. Anything in this Agreement or any document contemplated hereby or executed in furtherance hereof notwithstanding, neither this Agreement nor any such document shall constitute an agreement to assign any right, title or interest in, to or under any contract, license, lease, commitment, sales order, purchase order, task order or other agreement or any claim or right to any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Seller or Buyer thereunder. Seller and the Seller Shareholders shall use their commercially reasonable efforts to obtain, and Buyer agrees to cooperate with Seller and the Seller Shareholders in their efforts to obtain, the consent of such third party to the assignment or transfer thereof to Buyer in all cases in which consent is required for assignment or transfer; provided, however, that Buyer's obligations under this Agreement shall not be conditioned upon the procurement of any such third party consent or consents. If such consent is not obtained, the Seller Shareholders and Buyer shall cooperate in any reasonable arrangements designed to provide to Buyer the benefits thereunder, including, without limitation, enforcement for the benefit of Buyer of any and all rights of Seller against such third party arising out of the cancellation or termination by such third party or otherwise.

                                ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF SELLER
                        AND THE SELLER SHAREHOLDERS

            Each of Seller and the Seller Shareholders represents and warrants to PRT and Buyer as follows:

            Section 3.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and Seller has all requisite corporate and other power and corporate authority to own, lease and operate its properties and to carry on the Business and its operations as now being conducted, except where any such failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect (taken in the aggregate) on the business, operations, Assets, liabilities, results of operations, cash flows, prospects or financial condition of the Business (a "Material Adverse Effect"). Seller is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in any such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect. Seller has heretofore delivered to Buyer complete and correct copies of Seller's certificate of incorporation and by-laws, as currently in effect.

            Section 3.2 Authorization. Seller has the corporate power and corporate authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and shareholders of Seller and no other corporate proceedings on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. All of the shareholders of Seller are named on the signature page hereof and there are no persons or entities having the right to acquire or dispose of the "beneficial ownership" (as such term is defined under the rules and regulations promulgated under the Securities Exchange Act of 1934) of, or control the vote of, any equity securities of Seller, whether by subscription, pre-emptive right, option, contractual agreement or arrangement, convertible instrument or security or otherwise. This Agreement has been duly executed and delivered by Seller and the Seller Shareholders and constitutes, and, when executed and delivered, each of the other agreements, documents and instruments to be executed and delivered by Seller and/or the Seller Shareholders, as the case may be, pursuant hereto will constitute, a valid and binding agreement of Seller and/or the Seller Shareholders, as the case may be, enforceable against Seller and/or the Seller Shareholders, as the case may be, in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            Section 3.3 Consents and Approvals; No Violations. Except as set forth in Section 3.3 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement nor the consummation by Seller of the transactions contemplated hereby will (a) conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws of Seller; (b) require any filing or registration with, or notice or declaration to, or the obtaining of any permit, license, authorization, consent or approval of, any federal or state governmental or regulatory authority; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in any termination, cancellation or acceleration or give rise to any such right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness or guarantee to which Seller is a party or by which the Business, Seller or any of the Assets are subject or by which any of them may be bound; (d) violate any order, injunction, decree, statute, rule or regulation applicable to the Business, Seller, or any of their respective assets or properties, (e) result in the creation or imposition of any liens, pledges, mortgages, charges, claims or other encumbrances ("Liens") upon any properties, assets or business of Seller or the Business, or (f) violate any existing third party Security Interest (as defined in Section 3.6 hereof) in any of the Assets or the Business, excluding from the foregoing clauses (b), (c), (d), (e) and (f) such requirements, conflicts, defaults, rights, Liens or violations which would not individually or in the aggregate have a Material Adverse Effect and would not adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement.

            Section 3.4 Financial Statements. (a) Seller previously has delivered to Buyer true and complete copies of the balance sheets of Seller as of [December 31, 1996 and 1997] and the related statements of income for the years then ended(collectively, the "Seller Financial Statements"). The statements of income included in the Seller Financial Statements do not contain any special or nonrecurring items except as expressly specified therein, and the balance sheets included in the Seller Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The Seller Financial Statements fully and fairly reflect, in all material respects, the financial condition of Seller and there is no condition, development or contingency of any kind existing which, so far as can be foreseen at this time, would be reasonably likely to result in a Material Adverse Effect.

            Section 3.5 Absence of Material Adverse Effect. Except to the extent set forth in Section 3.5 of the Disclosure Schedule, and except to the extent reflected or reserved against in the Seller Financial Statements, since December 31, 1997 there has not been (i) any Material Adverse Effect with respect to Seller, the Business or the Assets, properties, prospects, financial position or results of operations or cash flows of the Business; (ii) any damage or destruction or property loss not covered by insurance constituting a Material Adverse Effect on the Assets or the operation of the Business; (iii) any increase in the compensation or bonus, incentive compensation, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan or arrangement payable or owed or to become payable or owed by Seller or the Business, other than increases made in the ordinary course of business consistent with past practice, compensation increases attendant to promotions and falling within the normal range for the new position and scheduled increases; (iv) any sale or other disposition of any capital asset of Seller or the Business having net book value in excess of $10,000, other than sales or dispositions of Excluded Assets; (v) any entry by Seller into any material contract, lease, license, obligation, indebtedness, commitment, purchase or sale, or transaction (including, without limitation, any borrowing or capital expenditure), other than those contemplated by or within the limits permitted by this Agreement; (vi) any settlement, release or waiver of any material litigation, right or claim of Seller or the Business with respect to any contract, lease, license or permit; (vii) any material mortgage or pledge or imposition of a material lien or other material encumbrance on any of the Assets or the Business; or (viii) any material change by Seller in accounting principles or methods.

            Section 3.6 Title, Ownership and Related Matters

                  (a) Except as set forth in Section 3.6 of the Disclosure Schedule, the assets, properties and rights included in the Assets comprise substantially all of the assets, properties, and rights of every type and description, real, personal and mixed, tangible and intangible, used by Seller in, and necessary to or desirable in, the conduct and operation of the Business as presently conducted and operated. The sale of the Assets by Seller pursuant hereto will convey to Buyer the Business, including all tangible and intangible assets and properties thereof(excepting any such Assets or properties leased or licensed from third parties), free and clear of any security interest, pledge, lien, charge, option or restriction on transfer ("Security Interest").

                  (b) Seller has no ownership or leasehold interests in real property.

            Section 3.7 Intellectual Property.

                  (a) Section 3.7 of the Disclosure Schedule identifies each material agreement pertaining to the licensed use of Intellectual Property (as hereonafter defined)in the Business and listing, in each case, whether Seller is the licensor or licensee thereunder, the subject matter of the license, and whether the rights granted are exclusive or non-exclusive (the "License Agreements").

                  As used herein, "Intellectual Property" shall mean all U.S. and foreign patents, copyrights, trademarks, service marks, trade dress, logos, tradenames and similar business identifiers, including, in each case, all registrations and applications therefor and unregistered rights therein, and the goodwill of the business symbolized by any of the foregoing, confidential or proprietary technical and business information, know-how and trade secrets, formulae, processes, inventions (whether patentable or unpatentable) and other technical information. As used herein, "Intellectual Property Rights" shall mean all rights to, and interests in, Intellectual Property that Seller has the right to sell, transfer, assign or convey to Buyer without infringing upon, violating or conflicting with the rights of any other person or entity. As used herein, "License Agreement Rights" shall mean all rights and obligations under the License Agreements that Seller has the rights to sell, transfer, assign or convey to Buyer without infringing upon, violating or conflicting with the rights of any other person or entity.

                  (b) Except as set forth in Section 3.7 of the Disclosure Schedule, Seller owns all material Intellectual Property or possesses adequate licenses or other valid right to the material Intellectual Property used in or necessary to conduct the Business as currently conducted, in each case without the payment of any royalties except under the agreements set forth on Section 3.7(b) of the Disclosure Schedule.

                  (c) To the knowledge of Seller, the activities, products and services of Seller do not infringe upon, violate or conflict with the Intellectual Property rights of any other person or entity. There are no claims or suits pending for which notice has been provided or, to the knowledge of Seller, threatened (i) alleging that Seller's activities or products infringe upon or constitute the unauthorized use of a third party's Intellectual Property rights or (ii) challenging Seller's ownership of, right to use, or the validity or enforceability of any Intellectual Property owned or used by Seller. To the knowledge of Seller, there are no infringements by third parties of any Intellectual Property owned by Seller. Seller has not entered into any consent, indemnification, forbearance to sue, or settlement agreement with any third party relating to Intellectual Property.

                  (d) To the knowledge of Seller, and with the exception of events arising out of this Agreement, Seller is not in breach of or default under the License Agreements nor has an event or condition occurred (or is alleged by any other party to have occurred) which, with or without due notice or lapse of time or both, would constitute a breach or event of default on the part of Seller or would provide a basis for a valid claim, acceleration or termination by any other party under the License Agreements. To the knowledge of Seller, no other party is in breach of or default under the License Agreements nor has any event or condition occurred (or is alleged by any other party to have occurred) which, with or without due notice or lapse of time or both, would constitute a breach or event of default on the part of such other party under the License Agreements. Except as disclosed in Section 3.7(b) of the Disclosure Schedule, Seller is not a party to any technology license agreement or sales agency or distributorship agreement that limits in any material manner the ability of Seller to compete or to conduct any significant line of business or compete with any person or entity in any geographic area or during any period of time exceeding one year from the date hereof.

                  (e) Computer Software. Seller has such title to or the right to use, by license or other agreement, all material computer software programs used by Seller as are necessary to permit Seller to conduct the Business as currently conducted, without any known conflict with the rights of others or any known use by others which conflicts, in any material respect, with the rights of Seller.

            Section 3.8 Litigation. Set forth in Section 3.8 of the Disclosure Schedule is a list of all material actions, suits, administrative, arbitration or other proceedings and governmental investigations and inquiries pending or, to the knowledge of Seller, threatened (collectively "Cases") against Seller or any of its properties, assets, Plans (as defined in Section 3.11 hereof) and business operations, as of the date hereof, whether at law or in equity or by or before any court, governmental or regulatory authority or by any third party. No such Cases are pending or, to the knowledge of Seller, threatened which, if adversely determined, would be likely to have a Material Adverse Effect on the Assets, the Business, or the properties, financial position, prospects or results of operations of Seller and Seller is not subject to any judgment, consent, award, order or decree having or which is likely to have such a Material Adverse Effect; nor is there outstanding any writ, order, award, decree or injunction applicable to Seller that (i) calls into question Seller's authority or right to enter into this Agreement and consummate the transactions contemplated hereby, or (ii) would otherwise prevent or delay the transactions contemplated by this Agreement.

            Section 3.9 Compliance with Applicable Law. Seller is, and conducts the Business, in compliance with all applicable laws, ordinances, codes, rules, regulations, standards, judgments, decrees, writs, rulings, injunctions, orders and other requirements, including, without limitation, all applicable building, zoning, environmental and other land use laws, of all governmental, administrative and judicial entities (collectively, "Legal Requirements") of any federal, state, local or foreign governmental authority applicable to Seller and its operations, except for violations, if any, which would not have a Material Adverse Effect on the Business. No notice of any claim, suit, action, or inquiry has been issued and served upon or delivered to Seller, and no investigation or review is pending with respect to any alleged violation by Seller of any Legal Requirements in connection with the Assets or operations of the Business.

            Section 3.10 Certain Contracts and Arrangements. Except as set forth in Section 3.10 of the Disclosure Schedule, as of the date hereof, Seller is not a party to any written (a) employment agreement, consulting agreement, independent contractor agreement, personal service or similar agreement; (b) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by Seller, or the guaranty by Seller of any obligation for the borrowing of money; (c) other contract or agreement, including without limitation, any purchase order, or any enforceable oral agreement, which individually, or together with related agreements with the same or related parties, involves the receipt or payment after the date hereof of more than $50,000 on an annual basis or over the remaining term thereof, (d) fixed price contract under which Seller is obligated to provide over $20,000 in services, or (e) contract related to year 2000 computer software or hardware compliance, analysis, renovation, testing or the like. To the knowledge of Seller, all such agreements are valid, binding and enforceable in accordance with their terms and neither Seller nor, to the knowledge of Seller, any other party thereto is in default under any of the aforesaid agreements. Neither Seller nor the Seller Shareholders nor any employee, director, officer or independent contractor of Seller is a party to any agreement, arrangement or understanding which prohibits or limits in any material way the Seller, any employees, director, officer or independent contractor of Seller, or the Business from competing in any business anywhere in the world.

            Section 3.11  Employee Benefit Plans; ERISA.

            (a) Section 3.11(a) of the Disclosure Schedule lists each "employee plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit, bonus and fringe benefit plans, programs, agreements, policies, arrangements or understandings sponsored or maintained for the benefit of, or contributed to by Seller or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that, together with Seller would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Seller (the "Plans").

            (b) Each of the Plans is in material compliance with its terms. Each of the Plans that is subject to ERISA materially complies with ERISA and the applicable provisions of the Code. Each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and Seller knows of no fact or set of circumstances that would adversely affect such qualification for events taking place prior to the Closing. Except as set forth in Section 3.11 of the Disclosure Schedule, no "reportable event", as such term is defined in
Section 4043(c) of ERISA for which the thirty day notice requirement to the Pension Benefit Guaranty Corporation ("PBGC") has not been waived, has occurred or will occur as a result of the Closing with respect to any Plan. There is no "accumulated funding deficiency" as such term is defined in
Section 412 of the Code, whether or not waived with respect to any Plan. There are no pending or, to the knowledge of Seller, threatened material claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto. Seller and its ERISA Affiliates do not contribute, are not required to contribute and have not been required, within the preceding six years, to contribute, to any "multiemployer plans" as such term is defined in Section 4001(a)(3) of ERISA. Seller has not received written notice of, and there are no, claims or defaults, nor, to Seller's knowledge, are there any facts or conditions which if continued, or on notice, will result in, a default under any of the Plans. Seller has not engaged in any prohibited transaction with respect to any Plan.

            (c) As to any Plan, except as set forth Section 3.11 of the Disclosure Schedule, all of the following are true: (i) all amounts due as contributions, insurance premiums and benefits to the date hereof have been fully funded and paid by Seller; (ii) all applicable requirements of law have been observed with respect to the operation thereof and all material reporting and disclosure requirements have been timely satisfied; and (iii) there are no claims pending, and Seller has received no written notice of claims by, and to Seller's knowledge there are no claims threatened by, any taxing authority for taxes or penalties, which have not been satisfied in full except those pending payment or satisfaction in the ordinary course of business. With respect to all of the Plans, Seller has made available to Buyer complete copies of each Plan, each Plan's summary plan description and all other material employee communications, the most recent valuation reports prepared by the enrolled actuary for each Plan, the two most recent annual reports for each Plan as filed with the IRS, and the most recent reviewed financial statements of the Plan. No liability under Title IV or section 302 of ERISA has been incurred by Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due). Insofar as the representation made in this
Section 3.11(c) applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Seller or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date.

            (d) No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

            (e) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Seller or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

            Section 3.12 Certain Fees. None of Seller or any of its affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

            Section 3.13  Environmental Protection.

                  (a) Seller or its affiliates have obtained, with respect to the Business and the real property owned or leased by Seller, all material permits, licenses, and other authorizations which are required under federal, state and local statutes, ordinances, and other laws relating to pollution or protection of the environment ("Environmental Permits"), including laws and regulations relating to emissions, discharges, releases, threatened releases, investigations or remediation of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or waste into the environment (including, without limitation, ambient air, surface water, ground water, land surface, sediments, building materials or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes, or any regulation, rule, code, plan, judicial order, decree, judgment, injunction, or notice issued, entered, promulgated, or approved thereunder ("Environmental Laws").

                  (b) There is no pending civil, administrative or criminal investigation, litigation, material notice of violation, or administrative proceeding relating, with respect to the Business or the real property owned or leased by Seller, in any way to Environmental Laws.

            Section 3.14 Absence of Undisclosed Liabilities. Other than as set forth in Section 3.14 of the Disclosure Schedule, there are no material liabilities or obligations of Seller, accrued, contingent or otherwise, other than (i) the Excluded Liabilities (as defined in Section 7.2 hereof),
(ii) the liabilities or obligations reflected in the Seller Financial Statements and the notes thereto, and (iii) liabilities incurred in the ordinary course of business subsequent to the date thereof and reflected in the calculation of Net Tangible Worth.

            Section 3.15 Employees and Independent Contractors. Section
3.15 of the Disclosure Schedule sets forth a list of all employees and independent contractors of Seller, the date of hire of each and the present wage rate of each.

            Section 3.16 Related Party Transactions. No current or former employee, officer, director or stockholder of Seller or member of his or her immediate family (collectively, the "Related Parties") has any direct or indirect ownership interest in any firm or corporation with which the Business is affiliated or with which Seller has a business relationship, or any firm or corporation that competes with Seller, the Business or Buyer, except that such Related Parties may own stock in publicly traded companies that may compete with Seller, the Business or Buyer. No Related Party is directly or indirectly interested in any material contract or agreement with Seller other than employment contracts with employees disclosed or made available to Buyer.

            Section 3.17 Customers and Suppliers. Section 3.17 of the Disclosure Schedule sets forth a complete and correct list of (i) the names of the ten largest customers (by revenues generated) of the Business and the approximate amount of revenues generated by each such customer in the year ended December 31, 1997 and (ii) the names of suppliers to whom Seller paid more than $50,000 in the year ended December 31, 1997. There have been no material adverse changes in the relationships between Seller and its customers and suppliers since December 31, 1997. Seller has not been provided with any notice that any material supplier, manufacturer or customer intends to cease doing business with the Business or Seller. To the knowledge of Seller, there are no facts or circumstances that could reasonably be expected to have an adverse affect on Seller's relationships with its customers and suppliers.

            Section 3.18 Taxes. (a) Except as set forth as Section 3.18 of the Disclosure Schedule:

            (i) Giving effect to all extensions obtained, Seller has (x) duly and timely filed, within the time and in the manner prescribed by law, (or there has been filed on its behalf) with the appropriate governmental authorities all Tax Returns (as hereafter defined) required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects and (y) timely paid all Taxes (as hereafter defined), within the time and in the manner prescribed by law, or for which notification of a claim has been received by Seller from any taxing authority;

            (ii) There are no Liens for Taxes upon the Assets or any of the properties of the Business except for statutory Liens for current Taxes not yet due as are reserved for and properly reported on the Seller Financial Statements;

            (iii) Seller has not requested any extension of time within which to file any Tax Return that has not since been filed and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of Seller;

            (iv) No federal, state, local or foreign audits or other administrative proceedings or court proceedings ("Audits") exist or have been initiated with regard to any Taxes or Tax Returns of Seller, and Seller has not received any notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to Seller or any Tax Return filed by or with respect to Seller;

            (v) All Tax deficiencies which have been claimed, proposed or asserted against Seller have been fully paid or finally settled, and no issue has been raised in any examination by any taxing authority which, by application of similar principles, could be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined;

            (vi) Other than this Agreement, Seller is not a party to, is not bound by, and has no obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement. Seller is not aware of any potential liability or obligation to any person as a result of, or pursuant to, any such agreement, contract or arrangement;

            (vii) Seller has not filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Seller;

            (viii) The reserves for Taxes reflected in the December 31, 1997 balance sheet comprising a part of the Seller Financial Statements are adequate for the payment of all Taxes incurred or which may be incurred by Seller through the date hereof for all periods covered thereby or prior thereto. Since the date of such Seller Financial Statements, Seller has not incurred any liability for Taxes other than in the ordinary course of business;

            (ix) Seller is not and has never been a member of an affiliated group within the meaning of Section 1504 of the Code (or similar state or local filing group);

            (x) Except as set forth in Section 3.18 of the Disclosure Schedule, no property of Seller is property that is required to be treated as owned by another person pursuant to the provisions of Section 168(f)(8) of the Code prior to its amendment by the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

            (xi) None of the Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; and

            (xii) Seller is, and for all times since its incorporation has been, a properly organized and operating Subchapter S corporation for which an election with regard to such status has been properly in effect in accordance with the provisions of Section 1362 of the Code.

            (b) All material elections with respect to Taxes required to be specifically described on a Tax Return listed in Section 3.18 of the Disclosure Schedule including affecting Seller are set forth in Section
3.18 of the Disclosure Schedule.

            (c) Seller has previously delivered or made available to Buyer complete and accurate copies of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a governmental authority relating to the United States federal, state, local or foreign Taxes due from or with respect to Seller, (ii) the United States federal, and any state, local and foreign income Tax Returns filed by Seller and
(iii) any closing agreements entered into by Seller with any taxing authority in each case existing on the date hereof. The Seller Shareholders agree to deliver to Buyer all materials with respect to the foregoing for all matters arising after the date hereof.

            (d) For purposes of this Agreement, (i) "Taxes" (including, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto and (ii) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with a governmental taxing authority with respect to Taxes.

            Section 3.19 Receivables. Except to the extent of any reserves reflected in the Seller Financial Statements, all of the receivables reflected in the Seller Financial Statements are bona fide accounts receivable accrued in the ordinary course of the Business and to the best knowledge of Seller none of such account receivables are subject to set-offs, counterclaims, or disputes existing or asserted with respect thereto or subject to any Lien. The reserves on the Seller Financial Statements are reasonable and prudent with respect to the Business in light of the historical accounts receivable collections results of the Business.

            Section 3.20 Disclosure. Seller has not knowingly failed to disclose to Buyer any material facts relating to Seller, the Business or the results of operations, assets, liabilities financial condition and prospects of the Business. No representation or warranty of Seller in this Agreement, and no statement by Seller in any other document delivered to Buyer or its representatives or agents or referred to herein (including the Disclosure Schedule), contains any untrue statement of a material fact or omits to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. All projections and any forward looking statements (collectively "Projections") provided to Buyer in connection with this Agreement have been prepared and presented in good faith by or on behalf of Seller, but all such Projections are furnished to Buyer without any representations or warranties, either express or implied.

            Section 3.21 Insurance. Section 3.21(a) of the Disclosure Schedule sets forth a complete and correct list as of the Closing Date of all primary, excess and umbrella policies, bonds and other forms of insurance, and renewals thereof, owned or held by or on behalf of Seller, copies of which have previously been made available to Buyer. All of such insurance policies are in full force and effect, all premiums currently payable or previously due have been paid, no notice of cancellation or termination has been received with respect to any such policy and no assignment of proceeds or Liens exist with respect to the proceeds of any such policy. Except as and to the extent set forth on Section 3.21(b) of the Disclosure Schedule, there are no pending claims against such policies.

            Section 3.22 Bank Accounts. Section 3.22 of the Disclosure Schedule sets forth a complete and correct list of (i) the names and locations of all financial institutions at which the Seller maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, (ii) the number or other identification of all such accounts and arrangements and (iii) the names of all persons authorized to draw thereon or have access thereto.

            Section 3.23 Warranties. Section 3.23 of the Disclosure Schedule sets forth a complete and correct list of all material express written warranties with respect to any products or services (including, without limitation, Year 2000 software and computer system compliance, renovation, testing and related services) created, sold, distributed, rendered or licensed by Seller, including warranties in customer contracts. Except as and to the extent set forth on Section 3.23(a) of the Disclosure Schedule, there are no material express or implied warranties outstanding with respect to any products or services created, sold, distributed, rendered or licensed by Seller (other than those imposed by applicable law).

            Section 3.24 Proprietary Information of Third Parties. To Seller's knowledge, no third party has claimed that any person employed by or under the control of Seller, including, without limitation, Seller's independent contractors, has (i) violated or may be violating any of the material terms or conditions of his employment, independent contractor, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be improperly utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees and to Seller's knowledge, no third party has requested information from Seller which suggests that such a claim might be contemplated. To Seller's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the Business by any officer, director, independent contractor, or employee of Seller, or the conduct of the Business, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such person is obligated. To Seller's knowledge, no person employed by or under the control of Seller has, in connection with such person's performance of any employment or other services rendered to Seller, employed any material trade secret or any information or documentation proprietary to any former employer, and to Seller's knowledge, no person employed by or under the control of Seller has, in connection with such person's performance of any employment or other services rendered to Seller, violated any material confidentiality obligation which such person may have owed to any third party.

                                 ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PRT AND BUYER

            PRT and Buyer represent and warrant to Seller as follows:

            Section 4.1 Organization and Authority of PRT and Buyer.

                  (a) PRT and Buyer are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. PRT and Buyer have the corporate power and corporate authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of PRT and Buyer and no other corporate proceeding on the part of PRT or Buyer is necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (b) This Agreement has been duly executed and delivered by PRT and Buyer and constitutes, and, when executed and delivered, each of the other agreements, documents and instruments to be executed and delivered by Buyer or PRT pursuant hereto will constitute, a valid and binding agreement of Buyer or PRT, enforceable against Buyer or PRT in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            Section 4.2 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement nor the consummation by PRT or Buyer of the transactions contemplated hereby will (a) conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws of PRT or Buyer; (b) require any filing or registration with, or notice or declaration to, or the obtaining of any permit, license, authorization, consent or approval of, any governmental or regulatory authority; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in any termination, cancellation or acceleration, or give rise to any such right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness or guarantee to which PRT or Buyer is a party or by which PRT or Buyer or any of its assets is subject or by which it may be bound; (d) violate any order, injunction, decree, statute, rule or regulation applicable to PRT or Buyer, (e) result in the creation or imposition of any Lien upon any properties, assets or business of PRT or Buyer, or (f) violate any existing third party Security Interest, excluding from the foregoing clauses (b), (c), (d), (e) and (f) such requirements, conflicts, defaults, rights, Liens, or violations which would not materially adversely affect the ability of PRT or Buyer to consummate the transactions contemplated by this Agreement or which become applicable as a result of any acts or omissions by, or the status of or any facts pertaining to, Seller.

            Section 4.3 Litigation. There is no claim, action, suit, administrative, arbitration or other proceeding or governmental investigation or inquiry pending against PRT or Buyer, by or before any court, governmental or regulatory authority or by any third party which challenges the validity of this Agreement.

            Section 4.4 Availability of Funds. PRT or Buyer currently has sufficient funds and will have at the Closing sufficient immediately available funds, in cash, to pay the Purchase Price, to provide the Business with sufficient working capital and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

            Section 4.5 Certain Fees. Neither PRT, Buyer nor any of its affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                                 ARTICLE V

                                 COVENANTS

            Section 5.1 Conduct of the Business. If the date hereof shall not also be the Closing Date, Seller agrees that, during the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or consented to in writing by Buyer:

                  (a) Seller shall conduct the Business and its operations only in the ordinary course consistent with past practice and Seller will use its best efforts to preserve the organization of Seller and the Business, the services of the present officers, employees, independent contractors and agents thereof and to continue business relationships with suppliers, customers and clients of Seller and to properly maintain the leased real property Assets; and

                  (b) Seller shall not, except in the ordinary course of business consistent with past practice (i) sell or dispose of any of the material properties of Seller; (ii) terminate or materially amend any material contracts, leases or licenses of Seller; (iii) enter into any new material agreement (iv) enter into any employment agreement with any employee or independent contractor agreement with any independent contractor or make any material change in the terms of employment of any employee or independent contractor or increase in any manner the compensation of any of the officers or other employees or independent contractors of Seller, except for such increases as are granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases); (v) adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees of Seller, except increases required by any applicable law, rule or regulation; (vi) make any change in any of the present accounting methods and practices of Seller, except as approved by Buyer; or (vii) enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, or permit any material lien, encumbrance or charge to be placed upon any of the Assets (other than liens, encumbrances or charges arising by operation of law).

                  (c) Seller will use its commercially reasonable efforts to keep and maintain all improvements to real property, machinery and equipment used in the Business in good repair and working order (ordinary wear and tear excepted) in accordance with the past practices of Seller and Seller will duly observe and conform to all material terms and conditions of the Leases.

                  (d) Seller will maintain in full force and effect in all material respects all insurance coverage currently in effect.

                  (e) Seller shall not (nor will it permit any of its executive officers, representatives, directors, agents or any other person) directly or indirectly solicit, initiate, facilitate or encourage any inquiries regarding any Acquisition Proposal (as hereinafter defined), or participate in any negotiations concerning, or knowingly provide any information to any person known to be making or proposing to make (or any other person acting on behalf of or in conjunction with such person) any Acquisition Proposal; nor shall Seller enter into any contract, agreement, arrangement or understanding, or participate in discussions or negotiations, relating to an Acquisition Proposal. As used herein an "Acquisition Proposal" shall mean any proposal for the merger, amalgamation, consolidation, sale, transfer or other conveyance of all or any part of Seller, the Business or the Assets, directly or indirectly, to any person, other than the sale of inventory in the ordinary course of business of Seller; provided, however, an Acquisition Proposal shall not include any of the foregoing transactions involving Buyer or any affiliate of Buyer.

            Section 5.2  Access to Information.

                  (a) If the date hereof shall not also be the Closing Date, between the date of this Agreement and the Closing, Seller shall (i) give Buyer and its authorized representatives reasonable access to all employees, officers and independent contractors of Seller, and to all books, records, offices and other facilities and properties of Seller; (ii) permit Buyer and its authorized representatives to make such inspections thereof as any of them may reasonably request; and (iii) cause the officers of Seller to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to Seller and properties of Seller as any of them may from time to time reasonably request; provided, that any such investigation shall be conducted during normal business hours under the supervision of Seller's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not interfere unreasonably with the business operations of Seller or the Business, except as otherwise contemplated by this Agreement.

                  (b) All information concerning Seller furnished or provided by Seller to Buyer or its representatives (whether furnished before or after the date of this Agreement) shall be held confidential pursuant to the provisions of the confidentiality letter (the "Confidentiality Agreement"), dated January 13, 1998, between Seller and Buyer.

            Section 5.3 Consents; Assignment of Certain Contracts. (a) Each of Seller and Buyer shall cooperate, and use their commercially reasonable efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement. In addition to the foregoing, PRT or Buyer agrees to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought hereunder. Notwithstanding the foregoing, nothing herein shall obligate or be construed to obligate Seller or Buyer to make any payment to any third party in order to obtain the consent or approval of such third party.

                  (b) Seller is the named party to certain contracts and agreements which are currently being performed by Seller. If the date hereof shall not also be the Closing Date, prior to the Closing, and if the date hereof is the Closing Date, promptly after the Closing, Seller shall use commercially reasonable efforts to assign such contracts and agreements to the Buyer (subject, where necessary, to the consent to such assignment of the other party or parties to such contracts and agreements) and Seller and Buyer shall cooperate in obtaining all consents necessary to any such assignment (as so assigned, the "Assigned Contracts"); provided, however, that Buyer's obligations under this Agreement shall not be conditioned upon the procurement of any such third party consent or consents.

            Section 5.4 Commercially Reasonable Efforts. Except as otherwise specifically set forth herein, each of Seller, PRT and Buyer shall cooperate, and use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including, without limitation, the satisfaction of the conditions to the Closing of the transactions contemplated herein.

            Section 5.5 Covenant to Satisfy Conditions. Seller will use its commercially reasonable efforts to ensure that the conditions set forth in
Article VI hereof are satisfied, insofar as such matters are within its control, and PRT and Buyer will use their commercially reasonable efforts to ensure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within their control. Seller, PRT and Buyer further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use all commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

            Section 5.6 Covenant to Purchase Shares. Subject to applicable law, each of Timothy C. Kasse and Jeffery R. Perdue (i) shall purchase an aggregate of $100,000 worth of shares of PRT common stock (the "Purchased Shares") on the NASDAQ Stock Market at such Purchased Shares' then current market value within 120 days after the Closing Date, and (ii) agree not to sell, dispose of, hypothecate or otherwise terminate "beneficial ownership" (as such term is defined under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) of their respective Purchased Shares until the first anniversary of the purchase of the Purchased Shares, the termination, for any reason, of such Seller Shareholder's employment by Buyer or its successor, or the occurrence of a change of control of the Buyer (as such term is defined in each Seller Shareholder's Employment Agreement), whichever comes first.

            Section 5.7  Employees; Employee Benefits.

                  (a) (i) On the Closing Date, each person who is an employee or independent contractor of Seller immediately prior to the Closing (the "Affected Employees and Independent Contractors") shall cease to be an employee or independent contractor of Seller, and (ii) for at least a [one-month] period following the Closing Date, Buyer shall cause the Business to continue to employ each such Affected Employee and Independent Contractor in a position substantially similar to that held with Seller as of the Closing Date and at the same location, with salaries or wages substantially equivalent to those provided as of such date, except for employees or independent contractors who (x) shall be terminated "for cause," (y) voluntarily terminate their employment, or (z) prior to the Closing were employed for a contractually specified time period and are terminated upon expiration of that time period. Following the Closing Date, Buyer shall, or shall cause the Business to, provide each Affected Employee and Independent Contractor with benefits that are substantially comparable in the aggregate to the benefits provided at Buyer's option either to similarly situated employees and independent contractors of Buyer or to each such Affected Employee or Independent Contractor immediately prior to the Closing Date. Except as provided in Section 5.7(b), Buyer, in providing such substantially comparable benefits, shall not be required to provide or maintain any particular plan or benefit which was provided to or maintained for Affected Employees and Independent Contractors prior to the Closing Date. Prior to the Closing, Seller will furnish Buyer with a list of the length of service with Seller or its Affiliates for each of the Affected Employees and Independent Contractors.

                  (b) After the Closing Date, PRT and Buyer shall be responsible for, and shall indemnify and hold harmless Seller and its Affiliates and their respective officers, directors, employees, affiliates and agents and the fiduciaries (including plan administrators) of the Plans, from and against, any and all claims, losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses) and other liabilities and obligations relating to or arising out of (i) the liabilities assumed by Buyer under this Section 5.7 or any failure by Buyer to comply with the provisions of this Section 5.7, (ii) any claims of, or damages or penalties sought by, any Affected Employee or Independent Contractor, or any governmental entity on behalf of or concerning any Affected Employee or Independent Contractor, with respect to any act or failure to act by Buyer to the extent arising from the employment, discharge, layoff or termination of any Affected Employee or Independent Contractor who becomes an employee of Buyer after the Closing Date, and
(iii) all Plan obligations and employment relationships in existence on or after the Closing Date which are assumed by Buyer.

                  (c) Notwithstanding anything contained in this Section
5.7 to the contrary, Seller and its Affiliates shall remain responsible for, and shall indemnify and hold harmless PRT and Buyer and its respective officers, directors, employees, affiliates and agents from and against any and all claims, losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses) and other liabilities relating to or arising out of (i) any plans or obligations thereunder not assumed by Buyer pursuant to this Section 5.7, (ii) coverage of any and all claims for medical, dental or other coverage of Affected Employees or Independent Contractors and their dependents occurring on or prior to the Closing Date and continuing on or after the Closing Date so long as such continuing claim relates to an occurrence prior to the Closing Date within the meaning of the applicable welfare plan of Seller as in effect on the date of this Agreement, (iii) any disability, workers' compensation claims or welfare claims (including medical, dental, life and disability insurance claims) for disabled Affected Employees and Independent Contractors and their dependents, and/or for disabled dependents of Affected Employees and Independent Contractors, occurring on or prior to the Closing Date which continue thereafter, and (iv) coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, which commenced on or prior to the Closing Date for the remainder of any required period under such law.

                  (d) PRT agrees to grant an aggregate of 30,000 options to purchase shares of PRT Common Stock in accordance with PRT's Amended and Restated 1996 Stock Incentive Plan to employees of Seller on or prior to March 15, 1998.

            Section 5.8 Supplemental Disclosure. In the event that any of the parties hereto shall become aware of any breach of any warranty, representation or covenant hereunder, such party shall promptly give notice of such breach to the other parties hereto. Seller, on the one hand, and Buyer, on the other hand, shall from time to time prior to the Closing supplement or amend its respective Disclosure Schedule with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in such Disclosure Schedule. No such supplemental or amended disclosure shall be deemed to have cured any breach of any representation or warranty made in this Agreement constituting a Material Adverse Effect on Seller, the Business or the Assets unless consented to in writing by Buyer, in which case such supplemental or amended Disclosure Schedule will be deemed to have cured any such breach made in this Agreement and to have been disclosed as of the date of this Agreement for purposes of determining whether or not the conditions set forth in Article VI hereof have been satisfied.

            Section 5.9  Covenant Not to Compete.

                  (a) In furtherance of the sale to Buyer of the Assets and the Business, Seller shall not, and the Seller Shareholders shall not, directly or indirectly, through equity ownership or otherwise anywhere in the world:

                        (i) compete with PRT or Buyer in any business in
            which PRT, Buyer or the Business competes, including, without limitation, the software development process evaluation and certification business and the information technology solutions and projects business, for a period of one year following the termination, for any reason, of any the Seller Shareholder's employment by PRT, Buyer or its successor; subject to the following exceptions:

                        (A) The Seller Shareholders shall be free to engage
                  in the improvement process consulting business at any time following such termination, except that such right to consult shall not extend to customers or identified customer prospects of PRT, Buyer or the Business;

                        (B) The Seller Shareholders shall be entitled to a
                  royalty-free, non exclusive, non-transferable license to the manuals and course materials and other proprietary information transferred by Seller to Buyer pursuant to this Agreement, except that such license shall not extend to customers or identified customer prospects of PRT, Buyer or the Business and that PRT and Buyer shall only be required to grant such license to the Selling Shareholders to the extent that the grant of such license does not violate the contractual rights of any third parties; and

                        (C) Notwithstanding the foregoing, the Seller
                  Shareholders shall not be prevented from owning, at any time, as an investment, up to 1% of a class of equity securities issued by any competitor of PRT or Buyer that is publicly traded;

                        (ii) for a period of two (2) years following the
            termination, for any reason, of any Seller Shareholder's employment by Buyer or its successor, communicate with or contact any customers of the Business, PRT or Buyer and one (1) year following the termination, for any reason, of any Seller Shareholder's employment by the Buyer or its successor, communicate with or contact any employees of the Business, PRT or the Buyer, in each case for the purpose of soliciting such customers or employees to purchase any goods, products or services of the type being rendered, offered or sold by the Business, PRT or Buyer or to work for any other entity; nor

                        (iii) use or disclose to others any of the
            Intellectual Property, or any trade secrets or other confidential information of PRT and Buyer, including the names, addresses and any other information relating to the aforesaid customers, and confirm that such information shall constitute exclusive property of PRT or Buyer and agrees that any such property shall not be used by Seller or the Seller Shareholders or disclosed to other persons or business enterprises for any reason or purpose.

                  (b) The parties intend that the covenant contained in the preceding Section 5.9(a) shall be construed as a series of separate covenants, one for each area of business and country, county and city included within each state and, except for business and geographic coverage, each such separate covenant shall be deemed identical. The parties agree that the covenants included in this Section 5.9 are, taken as a whole, reasonable in their business scope, geographic scope and duration and no party shall raise any issue of the reasonableness of the scope or duration of the covenants in any proceeding to enforce any such covenants. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 5.9, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

            Section 5.10 Nondisclosure. If this Agreement and the transactions provided for herein shall be terminated or abandoned for any reason whatsoever, each party shall (a) return to the other party any and all information and data furnished to such party in connection herewith and
(b) hold in confidence its knowledge of any and all proprietary, confidential and secret information or data and not disclose or publish the same directly or indirectly (i) without the prior written consent of such other party or (ii) until the same has been theretofore publicly disclosed by such other party or otherwise ceased to be secret or confidential as evidenced by general public knowledge; provided, however, that each party shall have the right to disclose such information, without consent, to the extent that such party is required by law to do so. The foregoing provisions are intended to supplement and not supersede the provisions of the Confidentiality Agreement.

            Section 5.11 Trademark Registrations, Corporate Names. As of the Closing Date, if any of the Intellectual Property to be transferred to Buyer hereunder is in the process of registration or renewal, or is entitled to be as of the Closing, but has not been, registered with the U.S. Patent and Trademark Office, U.S. Copyright Office, or similar U.S. or foreign patent, trademark or copyright authorities, Seller shall, at the request of Buyer, reasonably assist Buyer in pursuing and securing any and all such registrations in the name of Buyer. Such assistance by Seller shall not include any requirement on Seller to engage in litigation with, or make any payments to, third parties, including (without limitation), governmental agencies and entities.

            Section 5.12  Certain Tax Matters.

            (a)  Certain Definitions.  As used in this Agreement:

                              (i) "Pre-Closing Period" means any taxable period which ends on or before the Closing Date.

                              (ii) "Straddle Period" means any taxable period that includes (but does not end on) the Closing Date.

            (b) Seller shall be responsible for the timely payment of, and shall hold harmless PRT and Buyer against, all sales (including, without limitation, bulk sales), use, transfer, recording, ad valorem and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Seller shall further be solely responsible for any federal, state, provincial, local or foreign income or gains tax assessed as the result of the transactions contemplated hereby. Seller shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes (including, without limitation, all notices required to be given with respect to bulk sales taxes), except that Buyer shall be permitted to prepare any such Tax Returns that are the primary responsibility of Buyer under applicable law.

            (c) Each of Buyer and Seller shall provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information which may be relevant to such return, audit or examination, proceedings or determination and the Seller shall specifically provide Buyer the information necessary for Buyer to satisfy the requirements (if applicable) of Section 41(f)(3)(A) of the Code. Any information obtained pursuant to this Section 5.15(c) or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept strictly confidential by the parties hereto.

            (d) No new tax elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting the Business or any of the Assets thereof, shall be made after the date of this Agreement without the prior written consent of Buyer.

            (e) Seller shall retain all records not included within the books and records related to Taxes or Tax Returns of the Business until such time as the applicable statute of limitations with respect to such Taxes or Tax Returns shall expire.

            (f)  Tax Indemnification.

                              (iii) Notwithstanding anything in this
       Agreement to the contrary, Seller and the Seller Shareholders shall, jointly and severally, indemnify, defend and hold harmless PRT and Buyer and its affiliates, from and against any liability for Taxes of the Seller for all taxable periods or of the Business for the Pre-Closing Period or the portion of the Straddle Period prior to and including the Closing Date (including, without limitation, Transfer Taxes). The indemnity provided for in this Section shall be independent of and in addition to any other indemnity provision of this Agreement and shall not be subject to any monetary limitations or time bars.

                              (iv) Notwithstanding anything in this
       Agreement to the contrary, PRT and Buyer shall indemnify, defend and hold harmless Seller and the Seller Shareholders, from and against any liability for Taxes related to the Business (exclusive of Transfer Taxes) for all taxable periods beginning after the Closing Date and that portion of the Straddle Period beginning after the Closing Date.

                              (v) If a claim for Taxes shall be made by any taxing authority in writing, which, if successful, might result in an indemnity payment pursuant to this Section 5.12, the party seeking indemnification (the "Tax Indemnified Party") shall promptly notify the other party (the "Tax Indemnifying Party") in writing of such claim (a "Tax Claim") within a reasonably sufficient period of time to allow the Tax Indemnifying Party effectively to contest such Tax Claim, and in reasonable detail to apprise the Tax Indemnifying Party of the nature of the Tax Claim, and provide copies of all correspondence and documents received by it from the relevant taxing authority. Failure to give prompt notice of a Tax Claim hereunder shall not affect the Tax Indemnifying Party's obligation under this Section except to the extent that the Tax Indemnifying Party is prejudiced by such failure to give prompt notice.

                              (vi) With respect to any Tax Claim which might result in an indemnity payment to PRT or Buyer pursuant to this Section 5.12(f), Seller or the Seller Shareholders shall control all proceedings taken in connection with such Tax Claim and, without limiting the foregoing, may in their sole discretion and at their sole expense pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in their sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest such Tax Claim. PRT or Buyer shall not under any circumstances settle or otherwise compromise any Tax Claim referred to in the preceding sentence without Seller's and the Seller Shareholders' prior written consent; provided, that, if PRT or Buyer does so settle or otherwise compromise such a Tax Claim, Seller and the Seller Shareholders shall not indemnify PRT or Buyer for any such Taxes. In connection with any proceeding taken in connection with such Tax Claim, (A) Seller and the Seller Shareholders shall keep PRT and Buyer informed of all material developments and events relating to such Tax Claim if involving a material liability for Taxes and (B) PRT or Buyer shall have the right, at its sole expense, to participate in any such proceedings; provided, that, the final decision with respect to any settlement or compromise of any such Tax Claims shall be that of Seller and the Seller Shareholders. Buyer shall cooperate with Seller and the Seller Shareholders in contesting such Tax Claim, which cooperation shall include, without limitation, the retention and the provision to Seller and the Seller Shareholders of records and information which are reasonably relevant to such Tax Claim, and making employees available to Seller and the Seller Shareholders to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. The Seller Shareholders shall reimburse PRT and Buyer for reasonable out-of-pocket expenses incurred by PRT and Buyer in providing such assistance to the Seller Shareholders.

                              (vii) With respect to any Tax Claim which might result in an indemnity payment to Seller or the Seller Shareholders pursuant hereto, PRT and Buyer shall control all proceedings in accordance with provisions that are parallel to those in Section 5.12(f) hereof.

            (d) Any Indemnification payment made pursuant to this Section
5.12 shall be treated by the parties hereto as an adjustment to the Purchase Price for federal, state, local and foreign tax purposes and appropriate adjustments to the tax basis of the Assets in accordance with
Section 1060 of the Code and the Regulations shall be made.

                                 ARTICLE VI

               CONDITIONS TO OBLIGATIONS OF THE PARTIES

            Section 6.1 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated herein is subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the transactions contemplated hereby;

                  (b) There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby; and

                  (c) There shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any governmental or other regulatory or administrative agency or commission which seeks to enjoin or otherwise prevent consummation of the transactions contemplated hereby.

            Section 6.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                  (a) The representations and warranties of PRT and Buyer contained in this Agreement shall be true and correct at the date hereof and as of the Closing as if made at and as of such time, except for changes permitted or contemplated hereby and except for representations which are as of a specific date;

                  (b) PRT and Buyer shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

                  (c) If the date hereof shall not also be the Closing Date, PRT and Buyer shall have delivered to Seller a certificate substantially in the form annexed as Exhibit E hereto, dated as of the Closing executed by an appropriate officer of PRT and Buyer;

                  (d) PRT and Buyer shall have delivered to Seller those items set forth in Section 1.3 hereof;

                  (e) Seller shall have received an opinion of PRT's general counsel, dated the Closing Date, substantially in the form annexed as Exhibit F hereto; and

                  (f) PRT or Buyer shall have entered into the employment agreements, forms of which are attached hereto as Exhibits G and H (collectively, the "Employment Agreements"), with the Seller Shareholders.

            Section 6.3 Conditions to Obligations of Buyer. The obligations of PRT and Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                  (a) The representations and warranties of Seller contained in this Agreement shall be true and correct at the date hereof and as of the Closing as if made at and as of such time, except for changes permitted or contemplated hereby and except for representations which are as of a specific date;

                  (b) Seller shall have performed, in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

                  (c) If the date hereof shall not also be the Closing Date, Seller shall have delivered to PRT and Buyer a certificate substantially in the form annexed as Exhibit I hereto, dated as of the Closing and executed by an appropriate officer of Seller;

                  (d) Seller shall have delivered to PRT and Buyer those items set forth in Section 1.3 hereof;

                  (e) PRT and Buyer shall have received an opinion of Seller's legal counsel, dated the Closing Date, substantially in the form annexed as Exhibit J hereto;

                  (f) The Seller Shareholders shall have entered into the Employment Agreements, with Buyer.

                                ARTICLE VII

           ASSUMPTION OF CERTAIN LIABILITIES AND OBLIGATIONS

            Section 7.1 Assumed Liabilities. Subject to Section 7.2 of this Agreement, Buyer shall assume and be responsible on the Closing Date for only the following liabilities and obligations of Seller (such liabilities and obligations being hereinafter referred to collectively as the "Assumed Liabilities"):

                  (a) all liabilities, contingencies, and obligations reflected in the calculation of Net Tangible Worth, other than any amounts due to the Seller Shareholders; and

                  (b) all liabilities, obligations and duties to perform any and all Assigned Contracts and all commitments of any kind entered into by Seller of a type and amount consistent with those found on the Seller Financial Statements on or prior to the Closing Date in the ordinary course of business consistent with past practice which relate directly to the Business or the Assets, including, without limitation, the Plans identified in Section 3.11 of this Agreement. At the Closing, Buyer will deliver to Seller the Undertaking whereby Buyer will assume and agree to pay and discharge the Assumed Liabilities.

            At the Closing, Buyer will deliver to Seller the Undertaking whereby Buyer will assume and agree to pay and discharge the Assumed Liabilities.

            Section 7.2 Non-Assumed Liabilities. (a) Except for the Assumed Liabilities, Buyer does not assume or agree to pay, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement, or of any instrument, paper or document delivered by it pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed or become a successor to, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation or indebtedness (whether absolute, accrued, or contingent, whether filed or asserted prior to or after the Closing Date) all of which, except for the Assumed Liabilities, Seller agrees to pay, satisfy, discharge and perform (the "Excluded Liabilities"). The Excluded Liabilities shall include, without limitation, those liabilities, obligations and contingencies set forth on Section 7.2 of the Disclosure Schedule.

                  (b) Any instruments, papers and documents which shall be executed and delivered by Buyer in connection with the assumption of the Assumed Liabilities shall contain express and specific provisions to the effect that in respect of any Assumed Liabilities:

                  (i) Buyer shall have the right to resist, contest, defend against, litigate, compromise and/or otherwise dispose of any and all Assumed Liabilities to such extent and in such manner as Buyer, in its sole discretion, shall deem desirable, advisable and for its best interests, and Buyer shall be deemed to have performed its obligations under and pursuant to such instruments, papers and documents notwithstanding such resistance, contest, defense against, litigation, compromise or other disposition, so long as, and to the extent that, neither Seller nor its affiliates shall be required to pay, satisfy, discharge or perform any of the Assumed Liabilities; and

                  (ii) Nothing in any such instrument, paper or document, or in this Agreement, contained is intended to be construed, or shall be construed, as enlarging or extending in any manner, or to any extent, the period of limitations prescribed by any statute of limitations applicable to any of the Assumed Liabilities, or as enlarging or extending to any extent, or in any manner whatsoever, the rights which any owner, holder or obligee of any of the Assumed Liabilities has had, now has, or hereafter can, shall or may have in respect thereto against Seller, or as rendering valid, or enforceable, against Buyer any of the Assumed Liabilities which, for any reason whatsoever, would not have been valid and enforceable against Seller and/or its affiliates and that any of the Assumed Liabilities which would have been valid or enforceable, against Seller and/or its affiliates only partially, conditionally, contingently or to a limited extent, or in a limited manner, shall be valid and enforceable against Buyer to no greater extent, and in no different manner, than the Assumed Liabilities would have been valid and enforceable against Seller and/or its affiliates.

                                ARTICLE VIII

                       TERMINATION; AMENDMENT; WAIVER

            Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                  (a) at any time, by mutual written consent of Seller and Buyer;

                  (b) at any time on or after May 1, 1998, by either Seller, on the one hand, or Buyer, on the other hand, if the Closing shall not have occurred on or prior to such date and if the terminating party is not then in default of any of its representations, warranties, covenants or obligations;

                  (c) by Buyer or Seller if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

                  (d) by Buyer, if there has been any violation or breach by Seller in any material respect of any material representation, warranty, covenant or obligation contained in this Agreement or upon the occurrence of a Material Adverse Effect upon Seller, the Assets or the Business and such violation, breach or Material Adverse Effect has not been waived by Buyer; or

                  (e) by Seller, if there has been a violation or breach by PRT or Buyer in any material respect of any material representation, warranty, covenant or obligation contained in this Agreement or upon the occurrence of a Material Adverse Effect upon Buyer or PRT and such violation, breach or Material Adverse Effect has not been waived by Seller.

If Buyer or Seller shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other parties specifying the provision hereof pursuant to which such termination is made.

            Section 8.2 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given by the party so terminating to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Seller, on the one hand, or Buyer, on the other hand. If this Agreement is terminated pursuant to Section 8.1 hereof:

                  (a) each party shall redeliver all documents, work papers and other materials of the other parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with the applicable provisions of the Confidentiality Letters;

                  (b) all filings, applications and other submissions made pursuant hereto shall, at the option of the filing party, and to the extent practicable, be withdrawn from the agency or other person to which made; and

                  (c) there shall be no liability or obligation hereunder on the part of Seller, PRT or Buyer or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, except that Seller, PRT or Buyer, as the case may be, may have liability to the other party if the basis of termination is a willful, material breach by Seller, PRT or Buyer, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in Sections 8.2(a), 8.2(b) and 10.3 hereof shall survive any such termination.

            Section 8.3 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure of Seller, on the one hand, or PRT or Buyer, on the other hand, to comply with any term or provision of this Agreement may be waived, with respect to PRT or Buyer, by Seller and, with respect to Seller, by Buyer, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                                 ARTICLE IX

             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

            Section 9.1 Survival of Representations, Warranties and Agreements. The representations and warranties of Seller, the Seller Shareholders, PRT, and Buyer made in this Agreement shall survive the Closing until the first anniversary of the Closing Date (the "Indemnity Period") but, except as provided in Section 8.2(c) hereof, shall not survive any termination of this Agreement and except that the representations and warranties contained in Section 3.18 hereof shall survive until the expiration of the applicable statute of limitations (including extensions thereto); provided, that, if a claim for indemnification of Buyer Damages (as defined below) is made during the Indemnity Period, the representation or warranty that is the subject matter of such claim shall survive until the settlement or satisfaction of such claim. The Indemnity Period shall not apply to Buyer Damages arising out of a breach of any covenant or obligation contained in this Agreement or arising pursuant to Sections 9.2(a)(ii) or (iii) hereof. This Section 9.1 shall not limit any covenant or agreement of the parties which contemplates performance after the Closing, including, without limitation, the covenants and agreements set forth in Sections 5.7, 5.12 and 10.2 hereof.

            Section 9.2  Seller's Agreement to Indemnify.

                  (a) Subject to the terms and conditions set forth herein, from and after the Closing, Seller, or if Seller shall be wound-up and dissolved or shall otherwise cease to exist or shall otherwise fail to satisfy its obligations hereunder, the Seller Shareholders, shall indemnify and hold harmless PRT and Buyer and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnities") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' and accountant's fees and expenses) (collectively "Buyer Damages") asserted against or incurred by any Buyer Indemnitee as a result of, relating to or arising out of the following:

                  (i) a breach of any representation, warranty, obligation, covenant or agreement contained in this Agreement when made or at and as of the Closing as though such representations, warranties, obligations, covenant or agreement were made at and as of the Closing;

                  (ii) any of the Excluded Assets or the Excluded
      Liabilities or any other liability or obligation of Seller not expressly assumed by PRT or Buyer under this Agreement regardless of whether or not such events constitute a breach of a representation or warranty hereunder; and

                  (iii) any event, fact or condition relating to or arising from the ownership, control, management or operation of the Business or the real property leased by the Business or the other assets of Seller or otherwise arising or occurring prior to the Closing Date regardless of whether Seller, PRT, or Buyer had knowledge or was aware thereof, and regardless of whether or not such events constitute a breach of a representation or warranty hereunder, on or prior to the Closing Date provided, that in no case shall the provisions of this Section 9.2 relieve Buyer of its obligations to assume, discharge and pay the Assumed
Liabilities.

                  (b) Seller's obligations (or, if Seller shall be wound-up and dissolved or shall otherwise cease to exist or shall otherwise fail to satisfy its obligations hereunder, the Seller Shareholders' obligations) to indemnify the Buyer Indemnities pursuant to clause (i) of Section 9.2(a) hereof with respect to a breach of a representation, warranty, obligation or covenant contained in this Agreement are subject to the following limitations:

                        (i) Seller shall be obligated to indemnify the
            Buyer Indemnities only for those claims giving rise to Buyer Damages as to which the Buyer Indemnities have given Seller written notice thereof prior to the end of the Indemnity Period in the event that the Indemnity Period applies to such Buyer Damages. Any written notice delivered by a Buyer Indemnitee to Seller with respect to Buyer Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof;

                        (ii) Except as otherwise expressly provided herein,
            no indemnification shall be made by Seller or the Seller Shareholders unless the aggregate amount of Buyer Damages exceeds $50,000 and, in such event, indemnification shall be made by Seller and the Seller Shareholders for all Buyer Damage in excess of $50,000; and

                        (iii) Except in the case of actual fraud, the
            aggregate liability of Seller and the Seller Shareholders with respect to Buyer Damages shall in no event exceed $500,000.

                  (c) In the event of any conflict or inconsistency between any of the provisions this Article IX and any other Article or Section of this Agreement, on the one hand and Section 5.12 on the other hand, the provisions of Section 5.12 will control.

                  (d) The Seller Shareholders agree to each bear their pro-rata share of any Buyer Damages indemnified based on the proportion of the Purchase Consideration received by such Seller hereunder; provided, that, the Seller Shareholders shall be jointly and severally liable for all Buyer Damages.

            Section 9.3 PRT and Buyer's Agreement to Indemnify.

                  (a) Subject to the terms and conditions set forth herein, from and after the Closing, PRT and Buyer, shall indemnify and hold harmless Seller and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Seller Indemnities") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' and accountant's fees and expenses) (collectively "Seller Damages") asserted against or incurred by any Seller Indemnitee as a result of, relating to or arising out of a breach of any representation, warranty, obligation, covenant or agreement contained in this Agreement when made or at and as of the Closing as though such representations, warranties, obligations, covenant or agreement were made at and as of the Closing.

                  (b) PRT or Buyer's obligations to indemnify the Seller Indemnities pursuant to Section 9.3(a) hereof with respect to a breach of a representation, warranty, obligation or covenant contained in this Agreement are subject to the following limitations:

                        (i) PRT and Buyer shall be obligated to indemnify
            the Seller Indemnities only for those claims giving rise to Seller Damages as to which the Seller Indemnities have given PRT and Buyer written notice thereof prior to the end of the Indemnity Period in the event that the Indemnity Period applies to such Seller Damages. Any written notice delivered by a Seller Indemnitee to PRT or Buyer with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof; and

                        (ii) Except as otherwise expressly provided herein,
            no indemnification shall be made by PRT and Buyer unless the aggregate amount of Seller Damages exceeds $50,000 and, in such event, indemnification shall be made by PRT and Buyer for all Seller Damages in excess of $50,000.

                  (c) In the event of any conflict or inconsistency between any of the provisions this Article IX and any other Article or Section of this Agreement, on the one hand and Section 5.12 on the other hand, the provisions of Section 5.12 will control.

            Section 9.4 Third Party Indemnification. The obligations of Seller (or, if Seller shall be wound-up and dissolved or shall otherwise cease to exist or shall otherwise fail to satisfy its obligations hereunder, the obligations of the Seller Shareholders) to indemnify the Buyer Indemnities under Section 9.2 hereof on the one hand, or PRT and Buyer to Indemnify the Seller Indemnities or the Seller Shareholders under
Section 9.3 hereof with respect to Buyer Damages or Seller Damages, as the case may be, resulting from the assertion of liability by third parties (a "Claim"), will be subject to the following terms and conditions:

                  (a) Any party against whom any Claim is asserted will give the party required to provide indemnity hereunder written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may at its option undertake the defense thereof, at its own expense, by representatives of its own choosing. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party's obligations under this Section 9.3, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Buyer Indemnitee or Seller Indemnitee, as the case may be, against whom such claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

                  (b) Anything in this Section 9.4 to the contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Buyer Indemnitee or Seller Indemnitee, as the case may be, of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne by the indemnifying party without the prior written consent of the Buyer Indemnitee or Seller Indemnitee, as the case may be, which consent shall not be unreasonably withheld.

            Section 9.5 Indemnification Funds. Any Buyer Damages to be indemnified hereunder shall be first satisfied by payment from the Escrow Amount pursuant to the Escrow Agreement and, if the Escrow Amount is insufficient to satisfy such Buyer Damages in full, by the Seller Shareholders, who shall be jointly and severally liable for the entire amount of such Buyer Damages.

            Section 9.6 Exclusive Remedy. (a) Except to the extent provided in subparagraph (b) below, the indemnification provisions contained in this
Article IX will constitute the sole and exclusive recourse and remedy of the parties for monetary damages with respect to any breach of any of the representations or warranties contained in this Agreement. The provisions of this Article IX will not restrict the right of any party to seek specific performance or other equitable remedies in connection with any breach of any of the covenants contained in this Agreement.

            (b) Tax Matters. Section 5.12 shall govern all matters relating to taxes to the extent Section 5.12 is inconsistent with this Article IX.

                                 ARTICLE X

                               MISCELLANEOUS

            Section 10.1 Fees and Expenses. Whether or not the transactions contemplated herein are consummated pursuant hereto, except as otherwise provided herein, each of Seller, on the one hand, and PRT and Buyer, on the other hand, shall pay all fees and expenses incurred by, or on behalf of, such party in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby. Each of Seller, on the one hand, and PRT and Buyer, on the other hand, shall indemnify and hold harmless the other party from and against any and all claims or liabilities for financial advisory and finders' fees incurred by reason of any action taken by such party or otherwise arising out of the transactions contemplated by this Agreement by any person claiming to have been engaged by such party.

            Section 10.2 Further Assurances. From time to time after the Closing Date, at the request of another party hereto and at the expense of the party so requesting, each of the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

            Section 10.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                  If to PRT or Buyer, to:

                  PRT Group Inc.
                  342 Madison Avenue
                  New York, New York  10173
                  Fax No. (212) 922-0806
                  Attention:  Leonard P. Ciriello, Esq.

                  with a copy to:

                  Skadden, Arps, Slate,
                  Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York  10022-9931
                  Fax No. (212) 735-2001
                  Attention:  Mark N. Kaplan, Esq.

                  If to Seller, to:

                  Institute for Software Process
                  Improvement, Inc.
                  15 North Collinwood Drive
                  Pittsburgh, Pennslyvania 15215
                  Fax No.: 412-781-0805
                  Attention: Jeffery R. Perdue

                  With copies to:

                  Timothy C. Kasse
                  Leopoldslei 90
                  2930 Brasschaat
                  Belgium
                  Fax No.: 011-323-653-1192

                  and

                  Kirkpatrick & Lockhart, LLP
                  1500 Oliver Building
                  Pittsburgh, Pennsylvania 15222-2312
                  Fax No.: 412-355-6501
                  Attention: Robert P. Zinn, Esq.

All such notices, requests, demands, waivers and communications shall be deemed received (i) if delivered personally, upon actual receipt thereof by the addressee, (ii) if delivered by overnight delivery service, on the day after actual delivery thereof to the delivery service, (iii) if delivered by mail, upon receipt of the return receipt, or (iv) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall (x) call to confirm receipt of the facsimile transmission, and (y) contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

            Section 10.4 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

            Section 10.5 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and upon the Seller Shareholders, jointly and severally, and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other party hereto, except that Buyer shall have the right to assign this Agreement (and the rights, interests and obligations hereunder) to any subsidiary or affiliate of Buyer without the prior written consent of Seller; provided, that the Buyer shall continue to remain liable to Seller for any amounts or obligation owing to Seller hereunder.

            Section 10.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of Seller and the Seller Shareholders and their respective successors and permitted assigns with respect to the obligations of PRT and Buyer under this Agreement, and for the benefit of PRT and Buyer and its respective successors and permitted assigns with respect to the obligations of Seller or the Seller Shareholders under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim liability, reimbursement, cause of action or other right.

            Section 10.7  Interpretation.

                  (a) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  (b) As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (c) As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                  (d) As used in this Agreement, any provision referring to the "knowledge" of Seller shall mean the actual knowledge of either Timothy
C. Kasse and Jeffery R. Perdue, or both.

                  (e) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity with respect to, or question of intent or interpretation of, any provision of this Agreement or any document to be executed or delivered hereunder (other than the Disclosure Schedule prepared exclusively by Seller and the Seller Shareholders), such provision shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or document.

            Section 10.8 Jurisdiction and Consent to Service. Without limiting the jurisdiction or venue of any other court, Seller, PRT and Buyer (a) agree that any suit, action or proceeding arising out of or relating to this Agreement may be brought solely in the state or federal courts of New York; (b) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court; and (d) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

            Section 10.9 Entire Agreement. This Agreement, the Confidentiality Agreement, the Disclosure Schedules, and the Exhibits and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

            Section 10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

            Section 10.11 Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

            Section 10.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            Section 10.13 Waivers. Any condition to a party's obligation hereunder may only be waived in writing by such party. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

            Section 10.14 Bulk Sales Laws. PRT and Buyer hereby waives compliance with the "bulk sales" provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where Seller owns Assets to be conveyed to PRT or Buyer hereunder and Seller and the Seller Shareholders agree to indemnify PRT and Buyer with respect to any non-compliance by Seller with such bulk sales provisions.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 PRT:     PRT GROUP INC.


                                 By:  /s/ GREGORY S. MELLINGER
                                      ____________________________
                                       Name:   Gregory S. Mellinger
                                       Title:  Chief Operating
                                               Officer & Secretary


                                 BUYER:   INSTITUTE FOR SOFTWARE
                                          PROCESS DEVELOPMENT, INC.


                                 By:  /s/ GREGORY S. MELLINGER
                                      _______________________________
                                       Name:    Gregory S. Mellinger
                                       Title:   Vice President &
                                                Secretary

                                 THE SELLER SHAREHOLDERS:

                                 /s/ TIMOTHY C. KASSE
                                 _____________________________
                                 Timothy C.Kasse

                                 /s/ JEFFERY R. PERDUE
                                 _____________________________
                                 Jeffery R. Perdue


                                 SELLER:INSTITUTE FOR SOFTWARE
                                 PROCESS DEVELOPMENT, INC.


                                 By: /s/ JEFFERY R. PERDUE
                                     __________________________
                                 Name:    Jeffery R. Perdue
                                 Title:   President